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                                                                  EXHIBIT 23.3

                      CONSENT OF MONTEREY BAY FOOD GROUP


     The undersigned company hereby consents to all references to Monterey Bay Food Group and its reports contained in the Registration Statement filed on Form S-1, SEC File No. 333-57329, of Colorado Greenhouse Holdings, Inc.


                                          MONTEREY BAY FOOD GROUP


Aptos, California
November 12, 1998